SLM Student Loan Trust 2002-2
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$1,093,436,101.00	($34,218,294.51)	$1,059,217,806.49
	ii	Interest to be Capitalized	16,926,948.50		15,945,615.84
	iii	Total Pool	$1,110,363,049.50		$1,075,163,422.33

	iv	Specified Reserve Account Balance	2,775,907.62		2,687,908.56

	v	Total Adjusted Pool	$1,113,138,957.12		$1,077,851,330.89

B	i	Weighted Average Coupon (WAC)	3.446%		3.457%
	ii	Weighted Average Remaining Term	112.45		110.62
	iii	Number of Loans	313,478		295,769
	iv	Number of Borrowers	181,762		177,247

						% of		% of
	Notes and Certificates			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1 Notes	78442GDK9	0.030%	$142,099,957.12	12.766%	$106,812,330.89	9.910%
	ii	A-2 Notes	78442GDL7	0.130%	909,650,000.00	81.719%	909,650,000.00	84.395%
	iii	B Notes	78442GDM5	0.430%	61,389,000.00	5.515%	61,389,000.00	5.695%

	v	Total Notes			$1,113,138,957.12	100.000%	$1,077,851,330.89	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,775,907.62	$2,687,908.56
	iv	Reserve Account Floor Balance ($)	$2,001,295.00	$2,001,295.00
	v	Current Reserve Acct Balance ($)	$2,775,907.62	$2,687,908.56

II. 2002-2 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$30,717,106.88
	ii	Principal Collections from Guarantor	7,484,126.82
	iii	Principal Reimbursements	127,561.85
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$38,328,795.55

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$128,700.38
	ii	Capitalized Interest	(4,239,201.42)

	iii	Total Non-Cash Principal Activity	$(4,110,501.04)

C	Total Student Loan Principal Activity		$34,218,294.51

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,340,612.73
	ii	Interest Claims Received from Guarantors	174,359.22
	iii	Collection Fees/Returned Items	56,067.88
	iv	Late Fee Reimbursements	211,193.61
	v	Interest Reimbursements	28,473.75
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(13.91)
	viii	Subsidy Payments	1,329,303.52

	ix	Total Interest Collections	$6,139,996.80

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	1,069.61
	ii	Capitalized Interest	4,239,201.42

	iii	Total Non-Cash Interest Adjustments	$4,240,271.03

F	Total Student Loan Interest Activity		$10,380,267.83

G.	Non-Reimbursable Losses During Collection Period		$135,180.38

H.	Cumulative Non-Reimbursable Losses to Date		$1,062,714.70

III. 2002-2 Collection Account Activity 4/1/2004 through: 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$24,688,315.28
	ii	Consolidation Principal Payments	$13,512,918.42
	iii	Reimbursements by Seller	7,877.65
	iv	Borrower Benefits Reimbursed	46,969.25
	v	Reimbursements by Servicer	7,459.61
	vi	Re-purchased Principal	65,255.34

	vii	Total Principal Collections	$38,328,795.55

B	Interest Collections
	i	Interest Payments Received	$5,674,481.50
	ii	Consolidation Interest Payments	$169,780.06
	iii	Reimbursements by Seller	(6.58)
	iv	Borrower Benefits Reimbursed	15,555.97
	v	Reimbursements by Servicer	9,846.71
	vi	Re-purchased Interest	3,077.65
	vii	Collection Fees/Returned Items	56,067.88
	viii	Late Fees	211,193.61

	ix	Total Interest Collections	$6,139,996.80

C	Other Reimbursements		32,723.19

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$—
	TOTAL FUNDS RECEIVED		$44,501,515.54
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,630,126.54)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$42,871,389.00

G	Servicing Fees Due for Current Period		$801,160.01

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$821,160.01

IV. 2002-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	2.820%	2.820%	50,681	35,762	16.167%	12.091%	$189,207,642.56	$121,735,676.65	17.304%	11.493%

Grace
Current	2.820%	2.820%	12,042	17,964	3.841%	6.074%	$38,433,739.50	$76,874,385.22	3.515%	7.258%
TOTAL INTERIM	2.820%	2.820%	62,723	53,726	20.009%	18.165%	$227,641,382.06	$198,610,061.87	20.819%	18.751%
REPAYMENT
Active
Current	3.803%	3.779%	131,886	126,723	42.072%	42.845%	$476,506,535.10	$473,960,705.87	43.579%	44.746%
31-60 Days Delinquent	3.709%	3.661%	12,446	11,113	3.970%	3.757%	$36,482,044.07	$36,599,721.18	3.336%	3.455%
61-90 Days Delinquent	3.610%	3.628%	8,042	7,308	2.565%	2.471%	$23,458,543.05	$23,152,493.19	2.145%	2.186%
91-120 Days Delinquent	3.549%	3.600%	4,642	5,575	1.481%	1.885%	$16,760,361.78	$17,264,286.43	1.533%	1.630%
>120 Days Delinquent	3.519%	3.550%	14,143	15,923	4.512%	5.384%	$40,258,588.26	$47,652,595.87	3.682%	4.499%

Deferment
Current	2.934%	2.932%	39,477	37,307	12.593%	12.614%	$129,604,003.09	$122,237,383.60	11.853%	11.540%

Forbearance
Current	3.591%	3.600%	38,356	35,679	12.236%	12.063%	$138,148,173.94	$133,064,566.96	12.634%	12.563%
TOTAL REPAYMENT	3.611%	3.604%	248,992	239,628	79.429%	81.019%	$861,218,249.29	$853,931,753.10	78.762%	80.619%
Claims in Process (1)	3.536%	3.521%	1,726	2,393	0.551%	0.809%	$4,510,727.34	$6,630,540.39	0.413%	0.626%
Aged Claims Rejected (2)	3.420%	3.420%	37	22	0.012%	0.007%	$65,742.31	$45,451.13	0.006%	0.004%
GRAND TOTAL	3.446%	3.457%	313,478	295,769	100.000%	100.000%	$1,093,436,101.00	$1,059,217,806.49	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2002-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.182%	148,324	$406,772,837.51	38.403%
- GSL - Unsubsidized	3.165%	105,288	$370,353,093.39	34.965%
- PLUS Loans	4.220%	42,157	$282,091,875.59	26.632%

- Total	3.457%	295,769	$1,059,217,806.49	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.457%	218,233	$872,609,086.57	82.382%
- Two Year	3.427%	48,189	$112,935,065.33	10.662%
- Technical	3.499%	29,342	$73,660,307.59	6.954%
- Other	3.420%	5	$13,347.00	0.001%

- Total	3.457%	295,769	$1,059,217,806.49	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-2 Expected Interest Calculation and Interest Rate Cap Payments

A	Borrower Interest Accrued During Collection Period	$7,949,851.07
B	Interest Subsidy Payments Accrued During Collection Period	1,202,861.01
C	SAP Payments Accrued During Collection Period	292,578.62
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION & CAPPED INT ACTS)	124,334.39
F	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

G	Net Expected Interest Collections	$9,569,625.09

VII. 2002-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.003033333	(4/26/04—7/26/04)	1.20000%

B	Class A-2 Interest Rate	0.003286111	(4/26/04—7/26/04)	1.30000%

C	Class B Interest Rate	0.004044444	(4/26/04—7/26/04)	1.60000%

VIII. 2002-2 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,093,436,101.00
	ii	Interest To Be Capitalized	16,926,948.50

	iii	Total Pool	$1,110,363,049.50
	iv	Specified Reserve Account Balance	2,775,907.62
	v	Total Adjusted Pool	$1,113,138,957.12

B	Total Note and Certificate Factor		0.54397270268
C	Total Note Balance		$1,113,138,957.12

D	Note Balance 4/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.1321522002	1.0000000000	1.0000000000
	ii	Expected Note Balance	$142,099,957.12	$909,650,000.00	$61,389,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,775,907.62
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$42,995,723.39	$42,995,723.39

B	Primary Servicing Fees-Current Month		$801,160.01	$42,194,563.38

C	Administration Fee		$20,000.00	$42,174,563.38

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$431,036.54	$41,743,526.84
	ii	Class A-2	$2,989,210.97	$38,754,315.87
	iii	Class B	$248,284.40	$38,506,031.47

	iv	Total Noteholder’s Interest Distribution	$3,668,531.91

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$35,287,626.23	$3,218,405.24
	ii	Class A-2	$0.00	$3,218,405.24
	iii	Class B	$0.00	$3,218,405.24

	iv	Total Noteholder’s Principal Distribution	$35,287,626.23

G	Increase to the Specified Reserve Account Balance		$0.00	$3,218,405.24

H	Floating Rate Swap Payment Reimbursement		$0.00	$3,218,405.24

I	Carryover Servicing Fees		$0.00	$3,218,405.24

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$3,218,405.24
	ii	Class A-2	$0.00	$3,218,405.24
	iii	Class B	$0.00	$3,218,405.24

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$3,218,405.24	$0.00

X. 2002-2 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B
	i	Quarterly Interest Due	$431,036.54	$2,989,210.97	248,284.40
	ii	Quarterly Interest Paid	431,036.54	2,989,210.97	248,284.40

	iii	Interest Shortfall	$0.00	$0.00	0.00

	iv	Interest Carryover Due	$0.00	$0.00	0.00
	v	Interest Carryover Paid	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	0.00

	vii	Quarterly Principal Due	$35,287,626.23	$0.00	0.00
	viii	Quarterly Principal Paid	35,287,626.23	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	0.00
	x	Total Distribution Amount	$35,718,662.77	$2,989,210.97	248,284.40

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/04	$1,113,138,957.12
	ii	Adjusted Pool Balance 6/30/04	1,077,851,330.89

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$35,287,626.23

	iv	Adjusted Pool Balance 3/31/04	$1,113,138,957.12
	v	Adjusted Pool Balance 6/30/04	1,077,851,330.89
	vi	Current Principal Due (iv-v)	$35,287,626.23
	vii	Principal Shortfall from previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$35,287,626.23

	ix	Principal Distribution Amount Paid	$35,287,626.23
	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$35,287,626.23
D		Total Interest Distribution	3,668,531.91

E		Total Cash Distributions	$38,956,158.14

F	Note Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	78442GDK9	$142,099,957.12	$106,812,330.89
		A-1 Note Pool Factor		0.1321522002	0.0993348966

	ii	A-2 Note Balance	78442GDL7	$909,650,000.00	$909,650,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	B Note Balance	78442GDM5	$61,389,000.00	$61,389,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,775,907.62
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$3,218,405.24

	iv	Total Reserve Account Balance Available			$5,994,312.86
	v	Required Reserve Account Balance			$2,687,908.56

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$3,306,404.30
	viii	Ending Reserve Account Balance			$2,687,908.56

XI. 2002-2 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	3/11/02-12/31/02
Beginning Student Loan Portfolio Balance			$1,093,436,101.00	$1,176,466,677.77	$1,628,284,486.72	$1,972,490,629.16

	Student Loan Principal Activity
	i	Regular Principal Collections	$30,717,106.88	$78,270,116.39	$345,412,126.10	$148,941,683.15
	ii	Principal Collections from Guarantor	7,484,126.82	8,300,160.97	$38,073,235.21	$9,184,127.29
	iii	Principal Reimbursements	127,561.85	76,352.23	$90,988,395.83	$209,621,885.65
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$38,328,795.55	$86,646,629.59	$474,473,757.14	$367,747,696.09
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$128,700.38	$163,866.49	$1,682,042.91	$1,454,323.60
	ii	Capitalized Interest	(4,239,201.42)	(3,779,919.31)	(24,337,991.10)	(24,995,877.25)

	iii	Total Non-Cash Principal Activity	$(4,110,501.04)	$(3,616,052.82)	$(22,655,948.19)	$(23,541,553.65)

(-)	Total Student Loan Principal Activity		$34,218,294.51	$83,030,576.77	$451,817,808.95	$344,206,142.44

	Student Loan Interest Activity
	i	Regular Interest Collections	$4,340,612.73	$5,131,468.76	$28,354,438.38	$34,388,655.31
	ii	Interest Claims Received from Guarantors	174,359.22	218,163.17	$1,109,214.12	$285,015.82
	iii	Collection Fees/Returned Items	56,067.88	57,796.02	$170,988.02	$45,222.33
	iv	Late Fee Reimbursements	211,193.61	250,754.96	$911,529.40	$701,807.39
	v	Interest Reimbursements	28,473.75	11,721.88	$802,313.22	$2,893,276.76
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(13.91)	22,316.65	$(638.37)	$157,021.48
	viii	Subsidy Payments	1,329,303.52	1,559,028.35	10,010,683.02	11,964,091.46

	ix	Total Interest Collections	$6,139,996.80	$7,251,249.79	$41,358,527.79	$50,435,090.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,069.61	$293.79	$(977,670.57)	$(875,743.28)
	ii	Capitalized Interest	4,239,201.42	3,779,919.31	24,337,991.10	24,995,877.25

	iii	Total Non-Cash Interest Adjustments	$4,240,271.03	$3,780,213.10	$23,360,320.53	$24,120,133.97

	Total Student Loan Interest Activity		$10,380,267.83	$11,031,462.89	$64,718,848.32	$74,555,224.52

(=)	Ending Student Loan Portfolio Balance		$1,059,217,806.49	$1,093,436,101.00	$1,176,466,677.77	$1,628,284,486.72

(+)	Interest to be Capitalized		$15,945,615.84	$16,926,948.50	$17,451,648.07	$25,325,476.13

(=)	TOTAL POOL		$1,075,163,422.33	$1,110,363,049.50	$1,193,918,325.84	$1,653,609,962.85

(+)	Reserve Account Balance		$2,687,908.56	$2,775,907.62	$2,984,795.81	$4,134,024.91

(=)	Total Adjusted Pool		$1,077,851,330.89	$1,113,138,957.12	$1,196,903,121.65	$1,657,743,987.76

XII. 2002-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-02	$1,983,809,085	9.28%

Jul-02	$1,912,512,832	11.54%

Oct-02	$1,789,484,195	15.41%

Jan-03	$1,653,609,963	17.97%

Apr-03	$1,529,029,826	19.08%

Jul-03	$1,472,203,367	17.25%

Oct-03	$1,313,753,591	19.86%

Jan-04	$1,193,918,326	20.85%

Apr-04	$1,110,363,050	20.62%

Jul-04	$1,075,163,422	19.02%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.